SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 18, 2008
Date of report (Date of earliest event reported)

HOSTOPIA.COM INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-135533	65-1036866
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 East Broward Blvd., Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 463-3080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On June 18, 2008, Hostopia.com Inc. (“Hostopia”), Deluxe Corporation (“Deluxe”), Deluxe Business Operations, Inc., a wholly owned subsidiary of Deluxe (“Operating Sub”) and Helix Merger Corp., a wholly owned subsidiary of Operating Sub (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into Hostopia (the “Merger”). Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both Deluxe and Hostopia, each share of Hostopia common stock will be converted into the right to receive C$10.55 in cash, without interest and subject to any applicable tax withholdings, if the Merger is completed.

The Merger Agreement contains representations, warrants and covenants of Hostopia and Deluxe. The board of directors of Hostopia has adopted a resolution recommending the approval and adoption of the Merger Agreement by Hostopia’s stockholders and has agreed to cause a stockholder meeting to be held to consider the Merger Agreement. In addition, Hostopia has agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations concerning, or provide confidential information in connection with, alternative business combination transactions.

Consummation of the Merger, which is currently anticipated to occur in the third quarter of 2008, is subject to customary closing conditions, including approval by Hostopia’s stockholders. Hostopia will hold a special meeting of stockholders in late July 2008 to consider and vote upon a special resolution to adopt the Merger Agreement and the Merger and holders of record of Hostopia common stock at the close of business on June 25, 2008, the record date for the special meeting, may attend and vote in person at the special meeting.

In connection with the Merger Agreement, certain stockholders of Hostopia entered into a voting agreement with Deluxe (the “Voting Agreement”) pursuant to which such stockholders agreed to vote in favor of adoption of the Merger Agreement and approval of the Merger and against any alternative business combination transactions, as long as the Merger Agreement has not been terminated.

The Merger Agreement contains certain termination rights for both Hostopia and Deluxe, and further provides that, upon termination of the Merger Agreement under specified circumstances, Hostopia may be required to pay Deluxe a termination fee and expense reimbursement of up to C$4.8 million in the aggregate.

The foregoing summaries of the Merger Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference, and the Voting Agreement, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the press release announcing the execution of the Merger Agreement is also attached to this report as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1

Agreement and Plan of Merger, dated as of June 18, 2008, among Deluxe Corporation, Deluxe Business Operations, Inc., Helix Merger Corp. and Hostopia.com Inc. (excluding schedules, which Hostopia.com Inc. agrees to furnish to the Securities and Exchange Commission upon request)

99.1

Voting Agreement, dated as of June 18, 2008, among Deluxe Corporation, William Campbell, Colin Campbell, Michael Cytrynbaum, Mathew George, Robert Kidd, Randall Bast, Christopher Scatliff, 1999 William Campbell Family Trust, 1555706 Ontario Limited and TELUS Corporation

99.2	Joint Press Release of Deluxe Corporation and Hostopia.com Inc., dated June 19, 2008, announcing the signing of a definitive agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hostopia.com Inc.

Date: June 23, 2008	/s/ Michael Mugan
Name: Michael Mugan
Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

2.1	Agreement and Plan of Merger, dated as of June 18, 2008, among Deluxe Corporation, Deluxe Business Operations, Inc., Helix Merger Corp. and Hostopia.com Inc.
99.1

Voting Agreement, dated as of June 18, 2008, among Deluxe Corporation, William Campbell, Colin Campbell, Michael Cytrynbaum, Mathew George, Robert Kidd, Randall Bast, Christopher Scatliff, 1999 William Campbell Family Trust, 1555706 Ontario Limited and TELUS Corporation

99.2	Joint Press Release of Deluxe Corporation and Hostopia.com Inc., dated June 19, 2008, announcing the signing of a definitive agreement